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                                                                 EXHIBIT 10.16

                FOURTH AMENDMENT TO SUBLEASE AND LEASE AGREEMENT

        THIS FOURTH AMENDMENT TO SUBLEASE AND LEASE AGREEMENT (this "Amendment") is made by and between TMT ASSOCIATES, LLC, a California limited liability company ("Landlord"), and INHALE THERAPEUTIC SYSTEMS, a California corporation ("Tenant"), effective as of the 5th day of November, 1997.

                                    RECITALS

        A. Landlord and Tenant have entered into that certain Sublease and Lease Agreement (the "Original Lease") dated October 2, 1996, as amended by that certain First Amendment to Sublease and Lease Agreement (the "First Amendment") dated October 30, 1996, that certain Letter Agreement dated April 9, 1997, and that certain Third Amendment to Lease dated April 16, 1997 (collectively the "Existing Lease"). All capitalized terms used herein shall have the same meaning ascribed to them in the Existing Lease, unless expressly defined in this Amendment.

        B. Landlord and Tenant desire to modify certain provisions of the Existing Lease as set forth in this Amendment.

                                   AGREEMENT

        NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

        1. Landlord's Obligation to Reimburse Tenant for Costs Incurred By Tenant in Performing Landlord's Obligations.

               (a) DELETION OF SECTION 4 OF THE FIRST AMENDMENT. Section 4 of the First Amendment provides that Tenant shall remove and/or abate asbestos containing materials located in the interior of the premises or on the roof thereof ("ACM"). Such paragraph provides that Landlord shall pay the costs of such removal and/or abatement within thirty (30) days of receipt of invoices regarding the costs thereof. Landlord and Tenant desire to modify such method of payment, and the cost reimbursement provisions of Section 4 of the First Amendment are hereby deleted. The cost reimbursement provisions of this Section 1 shall supersede and fully replace the provisions of Section 4 of the First Amendment.

               (b) TENANT'S COSTS INCURRED IN CONNECTION WITH PERFORMANCE OF LANDLORD'S OBLIGATIONS AND ADJUSTMENT TO DECEMBER RENT. Tenant has incurred the amount of $235,197.00 (referred to herein as the "First Portion of the Reimbursable Amount") in connection with the performance of certain work for which Landlord has agreed to reimburse Tenant, including, without limitation, abatement of ACM, abatement of lead, repair of damage caused by Landlord's contractor, demolition of canopy, installation of sidewalk, clean-up, demolition of storage shed, and certain building and fire code compliance work. Landlord's payment of the First Portion of the Reimburseable Amount shall satisfy all of Landlord's reimbursement obligations to Tenant with respect to lead abatement in Phase I of the Building.

                                       1.

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The Base Rent under the Lease is intended to increase to $59,150 effective in
January 1998. As an accommodation to Landlord, Tenant has agreed to increase the December 1997 Base Rent to $59,150, provided that Landlord reimburses Tenant the amount of $18,850 (referred to herein as the "Second Portion of the Tenant's Reimbursable Amount"). The First Portion of the Reimbursable Amount and the Second Portion of the Tenant's Reimbursable Amount are collectively referred to herein as the "Reimbursable Amount".

               (c) REDUCTION IN RENT OR TENANT REIMBURSABLE AMOUNT. Beginning on January 1, 1998, Tenant shall be entitled to deduct from the rental amount due each month, an amount necessary to amortize the Reimbursable Amount over a period of twelve (12) months at an annual interest rate of ten per cent per annum, with interest commencing to accrue on January 1, 1998.

               (d) REPAYMENT OF ALL OUTSTANDING TENANT REIMBURSABLE AMOUNT UPON SALE OR REFINANCING. Notwithstanding Tenant's right to reduce the rent in accordance with Section 1(b), above, Landlord shall repay to Tenant all unpaid Tenant Reimbursable Amount, plus all accrued and unpaid interest, upon the closing of a financing or sale of Landlord's interest in the real property subject to the Lease (the "Property"). Upon such payment, the offset right in Paragraph 1(c) shall terminate.

        2.     "SUBJECT IMPROVEMENTS" UNDER FIRST AMENDMENT. Section 1 of the

                                       2.

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First Amendment provides that Landlord shall contribute an amount equal to fifty percent (50%) of the difference between (x) the actual costs incurred by Tenant to modify or construct the Subject Improvements (as defined therein), less (y) Five Hundred Thousand Dollars, but in no event more than $250,000. The amounts which Landlord is required to pay under Section 1 of the First Amendment are referred to herein as the "Landlord's Portion of Shared Costs". Section 2 of the First Amendment provides two methods for Landlord to repay Landlord's Portion of Shared Costs. Section 2 of the First Amendment is hereby deleted and replaced with the provisions of this Paragraph 2 of this Fourth Amendment.

               (a) RENTAL REDUCTION IN CONNECTION WITH LANDLORD'S PORTION OF SHARED COSTS. Beginning on January 1, 1999, Tenant shall be entitled to deduct from the rental amount due each month, an amount necessary to amortize the Landlord's Portion of Shared Costs over a period of eighteen (18) months at an annual interest rate of ten per cent per annum, such interest to commence accruing as of July 1, 1998.

               (b) REPAYMENT OF LANDLORD'S PORTION OF SHARED COSTS UPON SALE OR REFINANCING. Notwithstanding Tenant's right to reduce the rent in accordance with Section 2(a), above, Landlord shall repay to Tenant any unpaid Landlord's Portion of Shared Costs, plus all accrued and unpaid interest, upon the closing of a financing or sale of Landlord's interest in the Property. Upon such payment, the offset right in Paragraph 2(a) shall terminate.

        3. EXTENSION OF DUE DATE OF $5,000,000 LOAN. In consideration for Tenant's agreement to extend the due date of the April 14, 1997 Secured Promissory Note in the amount of $5,000,000 (the "Note") until the earlier of
(i) December 31, 1997, or (ii) the date upon which financing or sale of Landlord's interest in the Property in consummated, Landlord and Tenant have agreed to the modifications to the Lease described herein.

        4. NO FURTHER MODIFICATIONS. Except as expressly set forth herein, the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the date first set forth above.


LANDLORD:                                        TENANT:

TMT ASSOCIATES, LLC.                             INHALE THERAPEUTIC SYSTEMS,
 a California limited liability company           a California corporation

By:  /s/ Thomas Peirona                          By:  /s/ Ajit Singh Gill
     ----------------------                           -----------------------

Its: Member                                      Its: Chief Operating Officer
     ----------------------                           -----------------------

                                       3.